Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of FG Financial Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 9th day of November, 2022.

FUNDAMENTAL GLOBAL GP, LLC

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Chief Executive Officer

FUNDAMENTAL ACTIVIST FUND I, LP
by Fundamental Activist Fund I GP, LLC, its general partner

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Manager

FGI 1347 HOLDINGS, LP
by FGI 1347 GP, LLC, its general partner

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Manager

BALLANTYNE STRONG, INC

/s/ Mark D. Roberson
Mark D. Roberson
Chief Executive Officer

D. KYLE CERMINARA

/s/ D. Kyle Cerminara

FG FINANCIAL HOLDINGS, LLC

/s/ D. Kyle Cerminara
D. Kyle Cerminara
Manager

/s/ Ryan R. K. Turner
Ryan R. K. Turner
Manager